Exhibit 10.2

GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT (the “Security Agreement”) is made as of January ____, 2019,

BETWEEN:

ECC VENTURES 2 CORP., a corporation formed pursuant to the laws of the Province of British Columbia

(the “Lender”)

AND:

LONG ISLAND BRAND BEVERAGES LLC, a limited liability company formed pursuant to the laws of the State of New York

(the “Borrower”)

WHEREAS:

A.	The Lender has agreed to advance $250,000.00 to the Borrower as a non-revolving secured loan facility (the “Loan”) on the terms and conditions as more particularly set out in a loan agreement dated as of the date hereof between the Lender and the Grantor (including all schedules thereto and as from time to time amended, restated, supplemented, or otherwise modified, the “Loan Agreement”); and

B.	In order to induce the Lender to enter into the Loan Agreement and other loan documents and to induce the Lender to make the Loan, the connection with the Loan Agreement, the Grantor has agreed to grant the security interest as set forth herein; and

C.	This Security Agreement is required by the terms of the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms.

(a)	All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

(b)	All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein, including, without limitation, the following terms: “Accounts”, “Account Debtor”, “Buyer in Ordinary Course of Business”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit”, “Letter-of-Credit Rights”, “Licensee in Ordinary Course of Business”, “Money”, “Payment Intangibles”, “Proceeds”, “Record”, “Software”, “Supporting Obligations”, and “Tangible Chattel Paper”.

(c)	“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

(d)	“Copyright License” means any and all rights now held or hereafter acquired by any Grantor under any written agreement granting any right to the Grantor to use any Copyright owned by a third party.

(e)	“Excluded Collateral” means, with respect to any Grantor, (i) equity interests in any joint ventures that are not Subsidiaries only to the extent and for so long as the terms of the agreements with other equity holders (other than Affiliates) pursuant to which such joint venture is organized validly prohibits the creation of a security interest in such equity interests in favor of the Lender (except to the extent any such term would be rendered ineffective under the UCC or other applicable law; provided, that the Grantor shall use commercially reasonable efforts to obtain any required consent from the applicable third party); (ii) other than Accounts, any lease or other agreement to which any Grantor is a party with a Person that is not an Affiliate, but only to the extent that a grant of a security interest to the Lender would, under the terms of such lease or other agreement, violate or invalidate such lease or agreement or to the extent any requirement of law prohibits the grant of a Lien thereon (except to the extent any such prohibition would be rendered ineffective under the UCC or other applicable law); (iii) equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to Liens securing purchase money Indebtedness or Capital Leases, permitted to be incurred pursuant to clause (h) of the definition of Permitted Encumbrances to the extent and for so long as the documentation providing for such purchase money Indebtedness or Capital Lease prohibits the creation of a Lien on such assets (except to the extent that any such term or prohibition would be rendered ineffective pursuant to the UCC or other applicable law); (iv) those assets as to which the Lender determines, in its sole discretion, that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby; (v) “intent-to-use” trademark applications prior to the filing of a statement of use; and (vi) any voting stock issued by any Foreign Subsidiary of US Borrower in excess of 65% of the total combined voting power of all classes of equity entitled to vote of such Foreign Subsidiary; provided, however, that (A) such property shall cease to be Excluded Collateral and each Loan Party shall automatically and immediately be deemed to have granted a security interest in any such property (and such property shall become subject to the security interest granted hereunder or under any other Loan Document, immediately and automatically) at such time as any such restriction, limitation or prohibition that prohibited or restricted the creation of a security interest with respect to such property lapses or has been waived, terminated, consented to, or otherwise rendered ineffective; (B) the foregoing exclusions shall be in no way be construed as to limit, impair, or otherwise affect the Lender’s unconditional continuing security interest in and to all rights, title and interest of Loan Parties in or to any payment obligation or other rights to receive monies due or to become due under any such assets and in any such monies and other proceeds of such assets; and (C) the foregoing exclusion in clause (vi) shall not apply for purposes of Canadian Obligations and the property, rights and other items referenced in such clause shall be considered collateral for the purposes of, and shall secure, the Canadian Obligations. In addition, notwithstanding anything to the contrary contained in this Security Agreement or in any other Loan Document, (1) no landlord, mortgagee, or bailee waivers shall be required in connection with the Excluded Locations and (2) no Deposit Account Control Agreement shall be required in connection with any Excluded Deposit Account.

(f)	“Excluded Locations” means, (x) the location identified as an “Excluded Location” in Schedule 4(b) and (y) any other location (other than the chief executive office of the Grantor) where the fair market value of all Inventory and Equipment at such location, has a fair market value that does not exceed $100,000 in the aggregate.

(g)	“License” means any Copyright License, Patent License, Trademark License, or other license of rights or interests now held or hereafter acquired by any Grantor, granting the Grantor the right to use any Intellectual Property owned by a third party.

(h)	“Patent License” means rights under any written agreement now held or hereafter acquired by any Grantor granting any right to the Grantor to use any Patent owned by a third party.

(i)	“Proceeds” shall have the meaning assigned to it under Section 9-102 (64) of the UCC, and in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty, or guarantee payable to Grantor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of governmental authority). and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

(j)	“Trademark License” means rights under any written agreement now held or hereafter acquired by any Grantor granting any right to the Grantor to use any Trademark owned by a third party.

(k)	“Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2005 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.	Grant of Lien.

(a)	To secure the prompt payment, performance and observance of the obligations of the Grantor to pay Principal and interest under the Loan Agreement (the “Obligations”), including all renewals, extensions, restructuring, and refinancings of any or all of the Obligations, the Grantor hereby grants to the Lender a continuing security interest in, and lien and mortgage in and to, right of setoff against and collateral assignment of all of the Grantor’s personal and real property and all rights to such personal and real property, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the “Collateral”) including, without limitation, all:

(i)	Accounts;

(ii)	Chattel Paper;

(iii)	Commercial Tort Claims, including those specified on Schedule 2(a) hereto;

(iv)	Deposit Accounts;

(v)	Money and cash and other monies and property of the Grantor in the possession or under the control of the Lender, or any participant of the Lender with respect to the Loan Agreement and/or the Loan Documents;

(vi)	Documents;

(vii)	Equipment;

(viii)	Fixtures;

(ix)	General Intangibles (including the Patents, Trademarks, and Copyrights listed on Schedule 4(i) hereto, and all other Intellectual Property owned by or licensed to the Grantor);

(x)	Licenses;

(xi)	Goods;

(xii)	Instruments;

(xiii)	Inventory;

(xiv)	Investment Property;

(xv)	Letter-of-Credit Rights and Supporting Obligations;

(xvi)	all money, cash or cash equivalents of the Grantor;

(xvii)	other personal property whether or not subject to the UCC together with all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon;

(xviii)	all real property of the Grantor; and

(xix)	Proceeds and products of all or any of the property described above;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Security Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, any Excluded Collateral.

(b)	In addition, to secure the prompt and complete payment, performance, and observance of the Obligations and in order to induce the Lender as aforesaid, the Grantor hereby grants to the Lender a right of setoff, following the occurrence and during the continuance of an Event of Default, against the property of the Grantor held by the Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Lender, for any purpose, including safekeeping, collection, or pledge, for the account of the Grantor, or as to which the Grantor may have any right or power.

(c)	Anything in this Security Agreement to the contrary notwithstanding, the rights and remedies of the Lender hereunder shall be subject to the terms of the Loan Agreement.

3.	The Lender’s Rights; Limitations on the Lender’s Obligations.

(a)	It is expressly agreed by the Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its Contractual Obligations and each of its Licenses to observe and perform all of the conditions and obligations to be observed and performed by it thereunder to the same extent as if this Security Agreement and the other Loan Documents had not been executed and the exercise by the Lender of any of the rights under this Security Agreement or the other Loan Documents shall not release any Grantor from any of their respective Contractual Obligations. The Lender shall not have any obligation or liability under any Contractual Obligations or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by the Lender of any payment relating to any such Contractual Obligations or License pursuant hereto. The Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligations or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligations or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)	The Lender may at any time after an Event of Default has occurred and is continuing without prior notice to the Grantor, notify Account Debtors and other Persons obligated on the Collateral that the Lender has a security interest therein, and that payments in respect of such Collateral shall be made directly to the Lender. Upon the request of the Lender, following the occurrence and during the continuance of an Event of Default, the Grantor shall so notify Account Debtors and other Persons obligated on the Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without the Lender’s prior written consent.

(c)	Subject to Section 14 hereof, upon election of the Lender at any time while and so long as an Event of Default shall be continuing, the Lender may at any time in the Lender’s own name, in the name of a nominee of the Lender or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to the Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or Payment Intangibles.

4.	Collateral Representations and Covenants. The Grantor represents and warrants that (as of the Closing Date and as of the date that any Loan is made) and covenants (at all times):

(a)	Accounts Warranties and Covenants. Except as otherwise disclosed to the Lender in writing, as to the Grantor’s existing Accounts and each of its hereafter arising Accounts, that: (i) such Account and the papers and documents relating thereto are genuine and in all material respects what they purport to be, and (ii) such Account arises out of (A) a bona fide sale of goods sold and delivered by the Grantor (or in the process of being delivered) or (B) services theretofore actually rendered by the Grantor to, the account debtor named therein.

The Grantor shall not (i) grant any extension of the time of payment of any Account; (ii) compromise or settle any Account for less than the full amount thereof; (iii) release, wholly or partially, any Person liable for the payment of any Account; (iv) allow any discount, credit, rebate, or other reduction in the original amount owing on any Account; or (v) amend, supplement, or modify any Account in any manner that could materially adversely affect the value thereof; provided, that, prior to the occurrence and continuance of an Event of Default, the Grantor may take any of the actions set forth in clauses (i) through (iv) above in the ordinary course of business and as otherwise permitted under the Loan Agreement. After the occurrence of and during the continuance of an Event of Default, the Grantor will promptly notify the Lender in the event that any Account Debtor (or any other Person obligated on such Account) alleges any material dispute or claim with respect to such Account or of any other circumstances known to the Grantor that may impair the validity or collectability of any such Account. The Lender shall have the right, at any time or times after the occurrence of and during the continuance of an Event of Default, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, or in person with the Account Debtor, and the Grantor shall furnish all such assistance and information as the Lender may reasonably require in connection therewith. After the occurrence and during the continuance of an Event of Default: (i) the Grantor shall not, without the prior written consent of the Lender, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor (or any other Person obligated on such Account), or allow any credit or discount thereon; and (ii) the Lender shall have the right at any time (A) to exercise the rights of any Grantor, with respect to the obligation of the Account Debtor (or any other Person obligated on such Account) to make payment or otherwise render performance to the Grantor, and with respect to any property that secures the obligations of the Account Debtor or of any such other Person obligated on such Account; and (B) to adjust, settle or compromise the amount or payment of any such Account or release wholly or partly any Account Debtor or obligor thereunder or allow any credit or discount thereon.

(b)	Inventory Warranties and Covenants. All of the Grantor’s material Inventory is of good and merchantable quality, free from any material defects, and such Inventory is not subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts the Grantor’s ability to manufacture and/or sell such Inventory. None of the Grantor’s Inventory has been or will be produced in violation of the Fair Labor Standards Act and subject to the so-called “hot goods” provisions contained in Title 29 U.S.C. 215 or in violation of any other law. All inventory and products owned by Persons other than the Grantor and located on any premises owned, leased or controlled by the Grantor, shall be separately and conspicuously identified as such and shall be segregated from the Grantor’s own Inventory located at such premises. The Grantor shall not permit any Inventory to be kept at a location other than those listed on Schedule 4(b), except for (i) Inventory in transit; (ii) Inventory in the possession of employees in the ordinary course of business; and (iii) Inventory which, together with any other Collateral at such location, has a fair market value that does not exceed $100,000 in the aggregate.

(c)	Equipment Warranties and Covenants. The Grantor has maintained and shall cause all of its material Equipment to be maintained in good repair and working order (except for damaged or defective goods arising in the ordinary course of the Grantor’s business and except for ordinary wear and tear in respect of the Equipment), and shall promptly make or cause to be made all necessary and proper repairs, replacements, and other improvements in connection therewith so that its business carried on in connection therewith may be properly conducted at all times. As of the Closing Date, none of the Grantor’s Equipment (other than motor vehicles not having a market value in excess of $100,000 in the aggregate) is covered by any certificate of title and, thereafter, the Grantor shall promptly notify the Lender to the extent the Grantor obtains any Equipment (other than motor vehicles not having a market value in excess of $100,000 in the aggregate) covered by any certificate of title. Upon request of the Lender, the Grantor shall promptly deliver to the Lender any and all certificates of title, applications for title, or similar evidence of ownership of all of its Equipment and shall cause the Lender to be named as lienholder on any such certificate of title or other evidence of ownership. The Grantor shall promptly inform the Lender of any material additions to or deletions from the Equipment and shall not permit any Equipment to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of the Lender, for the benefit of itself and Lenders. The Grantor shall not permit any Equipment to be kept at a location other than those listed on Schedule 4(b), except for (i) Equipment in transit or temporarily out for repair in the ordinary course of business; (ii) Equipment in the possession of employees in the ordinary course of business; and (iii) Equipment which, together with any other Collateral at such location, has a fair market value that does not exceed $100,000 in the aggregate.

(d)	Chattel Paper Warranties and Covenants. As of the Closing Date, the Grantor does not hold any Chattel Paper other than those identified on Schedule 4(d). To the extent the Grantor holds or obtains any Chattel Paper with a fair market value in excess of $50,000, individually, or $100,000, in the aggregate, at any time, the Grantor will promptly (i) notify and deliver to the Lender all Tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender, and (ii) provide the Lender with Control of all Electronic Chattel Paper, by having the Lender identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC. The Grantor will also deliver to the Lender all security agreements securing any Chattel Paper and execute UCC financing statement amendments assigning to the Lender any UCC financing statements filed by the Grantor in connection with such security agreements. The Grantor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to the Lender, indicating that such Chattel Paper is subject to the Lien of the Lender.

(e)	Instruments Warranties and Covenants. As of the Closing Date, the Grantor does not hold Instruments (other than cheques received and collected in the ordinary course of business) that have not been delivered to the Lender, having value in excess of $100,000 in the aggregate. Other than cheques received and collected in the ordinary course of business, the Grantor will promptly notify and deliver to the Lender all Instruments it holds or obtains having a fair market value in excess of $50,000, individually, or $100,000 in the aggregate, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender. The Grantor will also promptly deliver to the Lender all security agreements securing any Instruments and execute UCC financing statement amendments assigning to the Lender any UCC financing statements filed by the Grantor in connection with such security agreements.

(f)	Investment Property Warranties and Covenants. As of the Closing Date, the Grantor does not hold Investment Property that are not under the Control of the Lender having value in excess of $50,000 in the aggregate. The Grantor will take any and all actions necessary (or reasonably required or requested by the Lender), from time to time, to (i) cause the Lender to obtain exclusive Control of any Investment Property having value in excess of $50,000 in the aggregate owned by the Grantor in a manner acceptable to the Lender, and (ii) obtain from any issuers of such Investment Property and such other Persons, for the benefit of the Lender, written confirmation of the Lender’s Control over such Investment Property upon terms and conditions acceptable to the Lender.

(g)	Letters of Credit Warranties and Covenants. As of the Closing Date, the Grantor does not hold any Letters of Credit under which it is the beneficiary or is otherwise entitled to receive proceeds. The Grantor will promptly notify and deliver to the Lender all Letters of Credit under which it is the beneficiary or is otherwise entitled to receive proceeds having a face value in excess of $50,000, individually, or $100,000 in the aggregate, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender. The Grantor will also promptly deliver to the Lender all security agreements securing any such Letters of Credit and execute UCC financing statement amendments assigning to the Lender any UCC financing statements filed by the Grantor in connection with such security agreements. The Grantor will take any and all actions necessary (or reasonably required or requested by the Lender), from time to time, to cause the Lender to obtain exclusive Control of any Letter-of-Credit Rights owned by the Grantor having a value in excess of $50,000, individually, or $100,000 in the aggregate, in a manner acceptable to the Lender.

(h)	General Intangibles Warranties and Covenants. After the occurrence and during the continuance of an Event of Default, the Grantor shall use its best efforts to obtain any consents, waivers, or agreements necessary to enable the Lender to exercise remedies hereunder and under the other Loan Documents with respect to any of the Grantor’s rights under any General Intangibles, including any Grantor’s rights as a licensee of computer software.

(i)	Intellectual Property Warranties and Covenants.

(i)	The Grantor and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property necessary in the conduct of its business.

(ii)	As of the Closing Date, Schedule 4(i)(ii) contains a complete and accurate listing of the following Intellectual Property owned by the Grantor: (A) registered Trademarks and pending applications for Trademark registration; (B) issued Patents and pending Patent applications; and (C) registered Copyrights. Except as could not be reasonably expected to result in a Material Adverse Effect, all Intellectual Property owned by the Grantor and its Subsidiaries is valid, subsisting, and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made. Except as set forth on Schedule 4(i)(ii), there are no restrictions on the Grantor’s right to create a Lien in such Intellectual Property nor in the Lender’s right to perfect and enforce such Lien.

(iii)	The Grantor shall concurrently herewith deliver to the Lender each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement, and all other documents, instruments, and other items as may be necessary for the Lender to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable. Except for the Excluded Collateral, the Copyrights, Patents, and Trademarks listed on the respective schedules to each of the Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement constitute all of the issued U.S. Patents and pending U.S. Patent applications, registered U.S. Trademarks and pending applications for U.S. Trademark registration and government registered U.S. Copyrights owned by the Grantor as of the Closing Date; provided, however, that the Grantor will notify the Lender upon obtaining any additional issued U.S. Patents and pending U.S. Patent applications, registered U.S. Trademarks and pending applications for U.S. Trademark registration and government registered U.S. Copyrights after the date hereof and update such schedule(s) to reflect such addition(s). If, before Payment in Full of the Obligations, the Grantor acquires or becomes entitled to any new or additional applications or registrations for Patents or Copyrights, or rights thereto, the Grantor shall give to the Lender prompt written notice thereof, and shall amend the schedules to the respective security agreements or enter into new or additional security agreements to include any such new U.S. Patents, Trademarks, or Copyrights.

(iv)	The Grantor shall (a) prosecute diligently any Copyright, Patent, or Trademark application at any time pending as reasonably deemed appropriate by the Grantor and as are material to any Grantor’s business; (b) pursue applications for registration or issuance of all new Copyrights, Patents, and Trademarks as reasonably deemed appropriate by the Grantor and as are material to any Grantor’s business; (c) preserve and maintain all rights in the registered Intellectual Property included in the Collateral as reasonably deemed appropriate by the Grantor and as are material to any Grantor’s business; and (d) after the occurrence and during the continuance of an Event of Default, use its best efforts to obtain any consents, waivers, or agreements necessary to enable the Lender to exercise its remedies with respect to the Intellectual Property owned by the Grantor. The Grantor shall not abandon any material right to file a Copyright, Patent, or Trademark application material to the Grantor’s business nor shall the Grantor abandon any material registered Trademark, application for Trademark registration, issued Patent, Patent application, or registered Copyright without the prior written consent of the Lender.

(v)	The execution, delivery, and performance of this Security Agreement by the Grantor will not violate or cause a default under any of the Intellectual Property included in the Collateral or any agreement in connection therewith.

(j)	Commercial Tort Claims Warranties and Covenants. As of the Closing Date, no Grantor owns any Commercial Tort Claims other than those identified on Schedule 22(a). The Grantor shall advise the Lender promptly upon any Grantor becoming aware that it owns any Commercial Tort Claims having a value in excess of $50,000, individually, or $100,000 in the aggregate. With respect to any new Commercial Tort Claim, the Grantor will execute and deliver such documents as the Lender deems necessary to create, perfect ,and protect the Lender’s security interest in such Commercial Tort Claim.

(k)	Deposit Accounts; Bank Accounts Warranties and Covenants. Schedule 4(k) sets forth the account numbers and locations of all Deposit Accounts or other bank accounts of the Grantor as of the Closing Date. The Grantor shall not establish or acquire any new Deposit Account without the Lender’s prior written consent.

(l)	Bailees. Except as disclosed on Schedule 4(l), as of the Closing Date none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent, or processor. Other than the Excluded Locations, no Collateral shall at any time be in the possession or control of any warehouse, bailee, or any of the Grantor’s agents or processors without the Lender’s prior written consent and unless the Grantor promptly notifies the Lender thereof and, if the Lender has so reasonably requested, has received warehouse receipts or bailee lien waivers satisfactory to the Lender prior to the commencement of such possession or control. Other than with respect to the Excluded Locations, if any Collateral is at any time in the possession or control of any warehouse, bailee, or any of the Grantor’s agents or processors, the Grantor shall, upon the reasonable request of the Lender, promptly (i) notify such warehouse, bailee, agent, or processor of the Liens in favor of the Lender, for the benefit of the Lender and the Lenders, created hereby; (ii) instruct such Person to hold all such Collateral for the Lender’s account subject to the Lender’s instructions; and (iii) obtain such Person’s acknowledgement that it is holding the Collateral for the Lender’s benefit. After the occurrence and during the continuance of an Event of Default, the Lender shall have the right to give such instructions to such warehouseman, bailee, agent, or processor in possession of Collateral.

(m)	Collateral Description; Use of Collateral. The Grantor will furnish to the Lender, from time to time upon the Lender’s reasonable request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral, as the Lender may reasonably request, all in detail satisfactory to the Lender. The Grantor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law or any policy of insurance covering any of the Collateral, except as could not reasonably be expected to have a Material Adverse Effect.

(n)	Collateral Filing Requirements; Collateral Records. As of the Closing Date, none of the Collateral is of a type in which Liens may be registered, recorded, or filed under, or notice thereof given under, any federal statute or regulation except for Collateral described on the schedules to the Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement. The Grantor shall promptly notify the Lender in writing upon acquiring any interest hereafter in Collateral that is of a type where a Lien may be registered, recorded, of filed under, or notice thereof given under, any federal statute or regulation. The Grantor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as the Lender may reasonably request to indicate the Lender’s Liens in the Collateral, for the benefit of the Lender and Lenders.

(o)	Federal Claims. None of the Collateral constitutes a claim against the United States of America or Canada, or any State or municipal government or any department, instrumentality or agency thereof, the assignment of which claim is restricted by law. The Grantor shall promptly notify the Lender of any Collateral which constitutes a claim against the United States or Canada, any state, or any department, agency or instrumentality of any of them, the assignment of which claim is restricted by law. Upon the request of the Lender, the Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

(p)	Lender Authorized. The Grantor hereby authorizes and, until Payment in Full of the Obligations, shall continue to authorize the Lender to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of the Grantor and hereby specifically ratifies all such actions previously taken by the Lender. The Grantor hereby authorizes the Lender to file in any jurisdiction and with any office one or more financing statements for the purpose of perfecting the security interests granted by the Grantor herein. Any such financing statement may indicate the collateral as “all assets of the debtor, whether now owned or existing or hereafter acquired or arising”, “all personal property of the debtor, whether now owned or existing or hereafter acquired or arising” or words of similar effect.

5.	General Covenants. The Grantor covenants and agrees with the Lender, for the benefit of the Lender, that from and after the date of this Security Agreement and until Payment in Full of the Obligations:

(a)	Further Assurances; Letters of Credit.

(i)	Generally. At any time and from time to time, upon the reasonable request of the Lender and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Lender may reasonably request to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary for the assignment to or for the benefit of the Lender of any License or Contractual Obligations held by the Grantor and to enforce the security interests granted hereunder; and (B) authorizing the filing of any financing or continuation statements under the UCC with respect to the Liens granted hereunder or under any other Loan Document as to those relevant jurisdictions that are not Uniform Commercial Code Jurisdictions.

(ii)	Organizational, Name or Location Changes. The Grantor will give the Lender (A) at least 20 days prior written notice (or such shorter period as acceptable to the Lender in its sole discretion) of any (1) change of name of the Grantor (including, without limitation, within the meaning of Section 9-503 of the UCC) or of any new trade name or fictitious business name of any Grantor; (2) changes in the Grantor’s state or other jurisdiction of organization or its organizational identification number; or (3) reincorporation or reorganization of a Grantor under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof; and (B) written notice within 20 days after the occurrence of any (1) change of principal place of business or chief executive office of the Grantor; and (2) change in the location of the Grantor’s books and records or Collateral, change in the location of the Grantor’s complete set of books and records or any new locations of the Grantor’s books and records or Collateral. In connection with and as a condition to taking any action described in clauses (A) and (B), the Grantor shall take all necessary action to maintain the continued perfection and priority of the Liens created hereunder in the Collateral, including any actions that may be reasonably requested by the Lender. Information delivered pursuant to this Section 5(a)(ii) shall be deemed to supplement Schedule 4(b).

(iii)	Financing Statements. The Grantor hereby authorizes and, until Payment in Full of the Obligations, shall continue to authorize the Lender in its secured credit party judgment at any time and from time to time prior to the Payment in Full of the Obligations to file in any filing office in any Uniform Commercial Code Jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction; or (ii) as being of an equal or lesser scope or with greater detail; and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization, and any organization identification number issued to the Grantor; and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Lender promptly upon reasonable request therefrom. The Grantor also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(b)	Maintenance of Records. The Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records in all material respects of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.

(c)	Indemnification. In any suit, proceeding, or action brought by the Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, the Grantor will save, indemnify, and keep the Lender harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor, except to the extent such expense, loss, or damage is resulting from the gross negligence or willful misconduct of the Lender as determined by a final non-appealable judgment by a court of competent jurisdiction. All such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Lender.

(d)	Limitation on Liens on Collateral. The Grantor will not create, permit, or suffer to exist, and will take commercially reasonable efforts to defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral, except Permitted Liens, and will defend the rights of the Lender and Lenders in and to any of the Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(e)	Limitations on Disposition. The Grantor will not sell, license, lease, transfer, or otherwise dispose of any of the Collateral, except as permitted by the Loan Agreement.

(f)	Terminations; Amendments Not Authorized. The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Lender and agrees that it will not do so without the prior written consent of the Lender, subject to the Grantor’s rights under Section 9-509(d)(2) of the UCC.

6.	The Lender’s Appointment as Attorney-in-Fact.

(a)	The Grantor hereby irrevocably constitutes and appoints the Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, after the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, the Grantor hereby gives the Lender the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any of the following when an Event of Default shall be continuing:

(i)	in the name of the Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance, or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)	in the case of any Intellectual Property owned by or licensed to the Grantor, execute, deliver, and have recorded any document that the Lender may reasonably request to evidence, effect, publicize or record the Lender’s security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

(iii)	pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair, or pay any insurance called for by the terms of the Loan Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)	execute, in connection with any sale provided for in Section 7, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)	(A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral; (D) commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral; (E) defend any actions, suits, proceedings, audits, claims, demands, orders, or disputes brought against the Grantor with respect to any Collateral; (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders, or disputes and, in connection therewith, give such discharges or releases as the Lender may deem appropriate; (G) assign any Intellectual Property owned by the Grantor or any Intellectual Property licenses of the Grantor throughout the world on such terms and conditions and in such manner as the Lender shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment; and (H) generally, sell, assign, convey, transfer, or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes and do, at the Lender’s option, at any time or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realize upon any Collateral and the Lender’s security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as the Grantor might do.

(b)	If any Grantor fails to perform or comply with any Contractual Obligation contained herein, after the occurrence and during the continuance of an Event of Default, the Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c)	The expenses of the Lender incurred in connection with actions undertaken as provided in this Section 6, together with interest thereon at a rate set forth in the Loan Agreement, from the date of payment by the Lender to the date reimbursed by the Grantor, shall be payable by the Grantor to the Lender on demand.

(d)	The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6. All powers, authorizations, and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the security interests created hereby are released.

7.	Remedies; Rights Upon Default.

(a)	In addition to all other rights and remedies granted to it under this Security Agreement, the Loan Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing, or relating to any of the Obligations (but subject to the terms of such instruments or agreements), if any Event of Default shall have occurred and be continuing, the Lender may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements, and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of the Grantor where any Collateral is located through self-help (provided there is no breach of the peace), without judicial process, without first obtaining a final judgment or giving the Grantor or any other Person notice and opportunity for a hearing on the Lender’s claim or action and may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases (it being understood that such purchase shall terminate the obligations of the Guarantor pursuant to Section 2.7 of the Loan Agreement). Such sales may be adjourned and continued from time to time with or without notice. The Lender shall have the right to conduct such sales on the Grantor’s premises or elsewhere and shall have the right to use the Grantor’s premises without charge for such time or times as the Lender deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, the Grantor further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at a place or places designated by the Lender which are reasonably convenient to the Lender and the Grantor, whether at the Grantor’s premises or elsewhere. Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender shall not have any obligation to the Grantor to maintain or preserve the rights of the Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies (for the benefit of the Lender and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale to the Obligations as provided in the Loan Agreement, and only after so paying over such net proceeds, and after the payment by the Lender of any other amount required by any provision of law, need the Lender account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Lender arising out of the repossession, retention, or sale of the Collateral except to the extent that such arise out of the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction. The Grantor agrees that 10 days prior notice by the Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by the Lender to collect such deficiency.

(b)	Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)	To the extent that applicable law imposes duties on the Lender to exercise remedies in a best manner, the Grantor acknowledges and agrees that it is not commercially unreasonable for the Lender (i) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment; (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to the Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d)	The Lender shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor, or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. The Lender shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisement, extension, redemption, or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order, or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.	Grant of License to Use Intellectual Property. For the purpose of enabling the Lender to exercise its rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell, monitor, collect or otherwise dispose of Collateral), the Grantor hereby assigns, transfers and conveys to the Lender, for the benefit of the Lender and Lenders, effective upon the occurrence of any Event of Default, the non-exclusive right and license to use all Intellectual Property owned or used by the Grantor together with any goodwill associated therewith, in any case to the extent that it is not prohibited from doing so under applicable law. This right and license shall inure to the benefit of all successors, assigns and transferees of the Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge and does not require the consent of any other person.

9.	Limitation on the Lender’s and Lenders’ Duty in Respect of Collateral. The Lender shall use reasonable care with respect to the Collateral in its possession or under its control. The Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouse, carrier, forwarding agency, consignee, broker or other agent or bailee selected by any Grantor or selected by the Lender in good faith.

10.	Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if and to the extent at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

11.	Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement.

12.	Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Lender and the Grantor with respect to the matters referred to herein and therein.

13.	No Waiver; Cumulative Remedies. No failure on the part of the Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right under this Security Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Security Agreement and the other Loan Documents are cumulative and shall in no way limit any other remedies provided by law.

14.	Limitation by Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

15.	Termination of This Security Agreement. Subject to Section 10 hereof, this Security Agreement shall terminate upon Payment in Full of the Obligations. Upon such Payment in Full of the Obligations, any Collateral then in custody of the Lender or its nominee shall be re-delivered to Borrower Representative as soon as practicable.

16.	Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, the Grantor may not assign its rights or obligations hereunder without the written consent of the Lender.

17.	Counterparts; Effectiveness. This Security Agreement and any amendments, waivers, consents, or supplements may be executed via electronic (e.g., “pdf”) transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Security Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. The Grantor and the Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Security Agreement with its legal counsel.

18.	APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

19.	WAIVER OF JURY TRIAL. THE GRANTOR AND THE LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT. THE GRANTOR AND THE LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS SECURITY AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE GRANTOR AND THE LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

20.	Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.	Currency. All references to currency in this Security Agreement refer to the lawful currency of the United States of America.

22.	No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

23.	Benefit of Lender. All Liens granted or contemplated hereby shall be for the benefit of the Lender.

24.	Joint and Several Liability. Notwithstanding anything to the contrary in this Security Agreement or the other Loan Documents, all payment and performance obligations of the Grantor arising under this Security Agreement and the other Loan Documents shall be the joint and several obligations of the Grantor secured by all the Collateral. The Lender may apply any portion of the Collateral to satisfy any of the Obligations.

25.	Joinder. In the event that any Person becomes required at any time to become a Grantor under this Security Agreement pursuant to the requirements of the Loan Documents, the relevant Person shall do so by delivering appropriately completed supplemental documentation as may be required by the Lender to satisfy the applicable requirements of the Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have executed this Security Agreement as of the day and year first above written.

ECC VENTURES 2 CORP.

Name:
Title:

LONG ISLAND BRAND BEVERAGES LLC

Name:
Title: